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Exhibit 99.1

SENTRY TRUST COMPANY
PROXY

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD FEBRUARY 25, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby constitutes and appoints Rebecca S. Etter and Randy L. Martin, and each or either of them, proxies of the undersigned, with full power of substitution to vote all of the shares of Sentry Trust Company that the undersigned shareholder may be entitled to vote at the Special Meeting of Shareholders to be held February 25, 2004, at 2:00 p.m., at 785 Fifth Avenue, Chambersburg, Pennsylvania 17201, and at any adjournment or postponement of the meeting, as indicated upon the matters described in the proxy statement, and upon any matters which may properly come before the special meeting:

1.	APPROVAL AND ADOPTION OF AGREEMENT AND PLAN OF REORGANIZATION, AS AMENDED, BY AND AMONG SUN BANCORP, INC., SUN INTERIM TRUST COMPANY, SENTRY TRUST COMPANY AND PATRIOT FEDERAL CREDIT UNION.
[ ] FOR [ ] AGAINST [ ] ABSTAIN
The Board of Directors recommends that shareholders vote FOR this proposal.

2.	APPROVAL OF THE PAYMENT OF THE "PARACHUTE PAYMENT" TO CHARLES E. NELSON, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF SENTRY TRUST COMPANY.
[ ] FOR [ ] AGAINST [ ] ABSTAIN
The Board of Directors recommends that shareholders vote FOR this proposal.

3.	APPROVAL OF ADJOURNMENT OR POSTPONEMENT OF SPECIAL MEETING.
[ ] FOR [ ] AGAINST [ ] ABSTAIN
The Board of Directors recommends that shareholders vote FOR this proposal.

4.    In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE AGREEMENT AND PLAN OF REORGANIZATION, FOR PAYMENT OF THE PARACHUTE PAYMENT, AND, IF NECESSARY, FOR A PROPOSAL TO ADJOURN THE MEETING TO A LATER DATE.

Dated: , 2004 Number of Shares Held of Record on January 19, 2004
Signature

Signature

THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER(S) AND RETURNED PROMPTLY TO SENTRY TRUST COMPANY IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.

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SENTRY TRUST COMPANY PROXY SPECIAL MEETING OF SHAREHOLDERS TO BE HELD FEBRUARY 25, 2004 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS